                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                             XETA TECHNOLOGIES,INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             XETA TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
         2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
         4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
         5)  Total fee paid:

         -----------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         --------------------------------------------------
         (2)  Form, Schedule or Registration Statement No.:

         --------------------------------------------------
         (3)  Filing Party:

         --------------------------------------------------
         (4)  Date Filed:

         --------------------------------------------------

                             [        XETA       ]
                             [    TECHNOLOGIES   ]
                             [        LOGO       ]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


Notice is hereby given that the Annual Meeting of Shareholders of XETA Technologies, Inc. will be held at the Tulsa Marriott Southern Hills located at 1902 East 71st Street, Tulsa, Oklahoma, on March 28, 2002 at 6:30 p.m., local time, for the following purposes:

                  1. To elect six (6) members to the Company's Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified;

                  2. To ratify the selection of Arthur Andersen LLP as independent certified public accountants for the Company for the 2002 fiscal year; and

                  3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on February 1, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. Only shareholders of record at such time will be so entitled to vote. The Company's Proxy Statement is attached. The Proxy Statement and form of proxy will first be sent to shareholders on or about February 22, 2002.

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. THE GIVING OF THIS PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                       By Order of the Board of Directors


                              /s/ Robert B. Wagner

                                Robert B. Wagner
                                    Secretary



February 22, 2002

                             [        XETA       ]
                             [    TECHNOLOGIES   ]
                             [        LOGO       ]
                                1814 West Tacoma
                          Broken Arrow, Oklahoma 74012




                                 PROXY STATEMENT


                             SOLICITATION OF PROXIES

     This Proxy Statement is being furnished to shareholders of XETA Technologies, Inc. (the "Company") by its Board of Directors to solicit proxies for use at the Annual Meeting of Shareholders to be held on March 28, 2002, at the Tulsa Marriott Southern Hills located at 1902 East 71st Street, Tulsa, Oklahoma, at 6:30 p.m., local time, or at such other time and place to which the Annual Meeting may be adjourned.

     The purpose of the Annual Meeting is (i) to elect six (6) members to the Company's Board of Directors to serve for the ensuing year and until their successors are elected; (ii) to ratify the selection of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending October 31, 2002; and (iii) at the discretion of the proxy holders, to transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

     You are urged to promptly complete and return the accompanying proxy card in the envelope provided, whether or not you intend to be present at the Annual Meeting. If you are present at the Annual Meeting and wish to vote your shares in person, the accompanying proxy will, at your request, be returned to you at the Annual Meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by executing a subsequently dated proxy, submitting a notice of revocation to the Company, or attending the Annual Meeting and voting in person.

     Proxies properly executed and returned will be voted in accordance with the specifications marked on the proxy card. Proxies containing no specifications will be voted in favor of the proposals described in this Proxy Statement.

     It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to shareholders on or about February 22, 2002. The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms, banks and other nominees, custodians and fiduciaries for their reasonable expenses incurred in sending proxy materials to beneficial owners of shares and obtaining their instructions. The Company has retained Computershare Investor Services ("Computershare") to assist in the distribution of the proxies and proxy statements for an estimated fee of $660.00. Votes will be tabulated by Computershare.

                                VOTING SECURITIES

     Only shareholders of record at the close of business on February 1, 2002 (the record date) are entitled to vote at the Annual Meeting and any adjournment thereof. As of such date, there were 9,237,952 shares of Common Stock of the Company outstanding (excluding 1,018,788 shares held in treasury). Shareholders are entitled to one vote per share of Common Stock registered in their name on the record date. A majority of the shares entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as shares present in determining whether the quorum requirement is satisfied but are not counted as votes cast in the tabulation of votes on any matter brought before the Meeting. The affirmative vote of a majority of the shares of the Company's Common Stock represented at the Annual Meeting is required for the election of directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company as of December 31, 2001 regarding beneficial ownership of the Company's Common Stock, par value $.001 per share, by (a) each person known by the Company to own more than five percent (5%) of the Company's Common Stock, (b) each director and nominee for election as a director of the Company, (c) each executive officer named in the Summary Compensation Table, and (d) all directors and executive officers of the Company as a group.


                                                   AMOUNT AND NATURE
      NAME AND ADDRESS                                OF BENEFICIAL                     PERCENT OF
     OF BENEFICIAL OWNER(1)                           OWNERSHIP(2)                         CLASS
     ----------------------                        -----------------                    ----------
     Jack R. Ingram                                   1,398,500(3)                         14.56%

     Ronald L. Siegenthaler                           1,227,184(4)                         12.73%
       P.O. Box 571300, Tulsa, OK  74157

     Jon A. Wiese                                       580,000                             5.91%
       11509 S. Granite Ave., Tulsa, OK  74137

     Robert B. Wagner                                   118,600(5)                          1.28%

     Ron B. Barber                                      105,472                             1.14%
       525 S. Main Street, Suite 800
       Tulsa, OK  74103

     Donald E. Reigel                                    91,400                               *
       5350 Manhattan Circle, Suite 210,
       Boulder, CO  80303

     Larry N. Patterson                                  57,306                               *

     Robert D. Hisrich                                   51,600(6)                            *
       10900 Euclid Avenue, Cleveland, OH  44106

     Donald T. Duke                                      37,500                               *
       1701 Morningstar, Edmond, OK  73034

     Sandra J. Connor                                     7,608(7)                            *
       310 Picnic Street, Boxborough, MA  01719

     James J. Burke                                       3,148                               *
       2737 Dos Lomas,  Fallbrook, CA  92029

     All officers and directors as a group            3,098,318                            32.40%
       (10 persons)

------------------------------

*Less than one percent of the shares outstanding.

(1) Address is that of the Company's principal office at 1814 W. Tacoma, Broken Arrow, Oklahoma 74012 unless otherwise indicated.

(2) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. The number of shares beneficially owned includes the number of shares of Common Stock that such persons had the right to acquire within 60 days of December 31, 2001, pursuant to unexercised options under the Company's stock option plans, as follows: 365,000 shares for Mr. Ingram; 400,000 shares for Mr. Siegenthaler; 580,000 shares for Mr. Wiese; 56,000 shares for Mr. Wagner; 65,400 shares for Mr. Reigel; 36,668 shares for Mr. Patterson; 7,500 shares for Ms. Connor; 3,000 shares for Mr. Burke; and 964,868 shares for all directors and executive officers as a group (10 persons).

(3)  Includes 10,000 shares held by Mr. Ingram's wife.

(4)  Includes 175,000 shares held by Mr. Siegenthaler's wife's trust.

(5) Includes 5,200 shares held by Mr. Wagner as custodian for his minor children.

(6)  Includes 3,600 shares held by Dr. Hisrich as custodian for his minor child.

(7)  Includes 108 shares held by Ms. Connor's husband.

                              ELECTION OF DIRECTORS

INFORMATION CONCERNING THE NOMINEES

     The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, both as further amended, provide that the Board of Directors shall consist of such number of directors as is fixed from time to time by resolution of the Board of Directors. On January 21, 2002, the Board fixed the number of directors constituting the entire Board at six. Members of the Board are elected for one-year terms.

     The nominees for election to the Board of Directors are set forth below. All of the nominees have been recommended by the Board of Directors and all have indicated a willingness to serve if elected. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to cast votes for another person designated by the Board. All of the nominees are currently directors of the Company.

     NAME                                    POSITIONS WITH COMPANY                        DIRECTOR SINCE
     ----                                    ----------------------                        --------------
     Ron B. Barber                           Director                                        March, 1987

     Donald T. Duke                          Director                                        March, 1991

     Dr. Robert D. Hisrich                   Director                                        March, 1987

     Jack R. Ingram                          Chairman of the Board,                          March, 1989
                                             Chief Executive Officer, and President

     Ronald L. Siegenthaler                  Director                                      September, 1981


     Robert B. Wagner                        Chief Financial Officer,                        March, 1996
                                             Vice President of Finance,
                                             Secretary and Director


     MR. BARBER, age 47, has been a director of the Company since March 1987. He has been engaged in the private practice of law since October 1980 and is a shareholder in the law firm of Barber & Bartz, a Professional Corporation, in Tulsa, Oklahoma, which serves as counsel to the Company. Mr. Barber is also a Certified Public Accountant licensed in Oklahoma. He received his Bachelor of Science Degree in Business Administration (Accounting) from the University of Arkansas and his Juris Doctorate Degree from the University of Tulsa.

     MR. DUKE, age 52, has been a director of the Company since March 1991. He is President of Duke Energy Co. L.L.C., an oil and gas consulting and investment firm. Mr. Duke has been in senior management in the oil and gas industry since 1980, including time as President and Chief Operating Officer of Hadson Petroleum (USA), Inc., a domestic oil and gas subsidiary of Hadson Corporation, where he was responsible for all phases of exploration and production, land, accounting, operations, product marketing and budgeting and planning. Mr. Duke has a Bachelor of Science Degree in Petroleum Engineering from the University of Oklahoma.

     DR. HISRICH, age 57, has been a director of the Company since March 1987. He occupies the A. Malachi Mixon III Chair in Entrepreneurial Studies and is Professor of Marketing and Policy Studies at the Weatherhead School of Management at Case Western Reserve University in Cleveland, Ohio. Prior to assuming such positions, he occupied the Boviard Chair of Entrepreneurial Studies and Private Enterprise and was Professor of Marketing at the College of Business Administration for the University of Tulsa. He is also a marketing and management consultant. He is a member of the Board of Directors of Jameson Inn, Inc. and Noteworthy Medical Systems, Inc., a member of the Editorial Boards of the Journal of Venturing and the Journal of Small Business Management, and a member of the Board of Directors of Enterprise Development, Inc. Dr. Hisrich received his Bachelor of Arts Degree in English and Science from DePauw University and his Master of Business Administration Degree (Marketing) and Ph.D. in Business Administration (Marketing, Finance, and Quantitative Methods) from the University of Cincinnati.

     MR. INGRAM, age 58, has been the Company's Chief Executive Officer since July 1990. He also served as the Company's President from July 1990 until August 1999 and re-assumed that position in June 2001. He has been a director of the Company since March 1989. Mr. Ingram's business experience prior to joining the Company was concentrated in the oil and gas industry. Mr. Ingram holds a Bachelor of Science Degree in Petroleum Engineering from the University of Tulsa.

     MR. SIEGENTHALER, age 58, has been a director of the Company since its incorporation. He also served as the Company's Executive Vice President from July 1990 until March 1999. Since 1974, through SEDCO Investments, a partnership in which Mr. Siegenthaler is a partner, and as an individual, Mr. Siegenthaler has been involved as partner, shareholder, officer, director, or sole proprietor of a number of business entities with significant involvement in fabrication and marketing of steel, steel products and other raw material, real estate, oil and gas, and telecommunications. Mr. Siegenthaler received his Bachelor's Degree in Liberal Arts from Oklahoma State University.

     MR. WAGNER, age 40, has been the Company's Vice President of Finance and Chief Financial Officer since March 1989. He has been with the Company since July 1988 and became a member of the Board of Directors in March 1996. Mr. Wagner is a Certified Public Accountant licensed in Oklahoma and received his Bachelor of Science Degree in Accounting from Oklahoma State University.

     None of the foregoing nominees has any family relationship to any other nominee. There are no arrangements or understandings between any of the named individuals and any other person or persons pursuant to which any of the named individuals are to be elected as directors.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held four meetings during the fiscal year ended October 31, 2001. All other action taken by the Board of Directors was consented to in writing by a memorandum of action in lieu of a meeting, to which all incumbent directors subscribed. Directors meet their responsibilities not only by attending Board and committee meetings but also through communication with members of management on matters affecting the Company. The Board of Directors has an Audit Committee and Compensation Committee. There is no nominating committee or committee performing the functions of a nominating committee.

     The Audit Committee consists of directors Donald T. Duke, Ronald L. Siegenthaler, Robert D. Hisrich and Ron B. Barber. This Committee is responsible for overseeing the Company's accounting and financial reporting functions, including monitoring the audit process, insuring independent communication and information flow between and among the Audit Committee itself, the Company's internal auditor, and the Company's outside auditor, and fostering candid discussion among management and the inside and outside auditors of issues involving judgment and affecting the quality of the audit process and public financial reporting. The Audit Committee met three times independently of meetings of the Board of Directors during the 2001 fiscal year.

     The Company's Board of Directors has adopted a written charter for the Audit Committee. With the exception of Ron B. Barber, each of the members of the Audit Committee is independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards. Mr. Barber does not qualify as an independent director under such definition due to his ownership interest in Barber & Bartz, the Company's general counsel. The Board of Directors appointed Mr. Barber to the Audit Committee in accordance with
Section 4310(c)(26)(B)(ii) of the NASD's listing standards, which allows for the appointment of one director to the Audit Committee who is not independent. In so doing, the Board determined that Mr. Barber's position as a long-time director and general counsel to the Company, his former service as Chief Financial Officer and Senior Vice President of the Company, and his professional training as both a lawyer and a certified public accountant give him a valuable perspective on the Company's history and operations and make him uniquely qualified to analyze and understand the financial and accounting issues which the Company is presented from time to time, and to advise the other Committee members on the accounting and financial reporting functions of the Company.

                            REPORT OF AUDIT COMMITTEE

December 14, 2001

To the Board of Directors of XETA Technologies, Inc.:

We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended October 31, 2001.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended October 31, 2001.

                                  Donald T. Duke, Chairman
                                  Ronald L. Siegenthaler
                                  Robert D. Hisrich
                                  Ron B. Barber


     The Compensation Committee consists of directors Ron B. Barber, Donald T. Duke, Robert D. Hisrich and Ronald L. Siegenthaler. This Committee works with Company management and provides advice and assistance to the Board regarding establishment of the Company's compensation philosophy, objectives and strategy; administration of executive and management compensation programs; significant changes in employee benefit plans; executive employment and severance agreements; and appointments to the Committee. The Committee is also responsible for recommending for full Board approval the compensation of the Chairman and Chief Executive Officer, President and directors of the Company, and for providing an annual report on executive compensation to the Board. The Compensation Committee met once independently of meetings of the Board of Directors during the 2001 fiscal year. All other action taken by the Compensation Committee was consented to in writing by a Memorandum of Action in lieu of a meeting, to which all committee members subscribed.

DIRECTOR COMPENSATION

     Effective May 20, 2001, the Company reduced directors fees by 20% as part of its cost containment and reduction program. The Company compensates its directors who are not officers of the Company $9,600 per year for Board membership. In addition, Board members serving on a Committee receive $8,000 per year and Board members serving as Chairman of a Committee receive an additional $16,000 per year. No other compensation was paid to directors for their services as such during the Company's 2001 fiscal year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen, LLP ("AA") as the independent public accountants to audit the Company's financial statements for the fiscal year ending October 31, 2002. Representatives of AA are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions. While ratification of the Company's selection of accountants by the Company's shareholders is not required, in the event of a negative vote on such ratification, the Company's Board of Directors will reconsider its selection. AA audited the Company's financial statements for the year ended October 31, 2001.

FEES AND INDEPENDENCE

     Audit Fees. AA billed the Company an aggregate of $71,000 for professional services rendered for the audit of the Company's financial statements for fiscal year ended October 31, 2001 and its reviews of the Company's financial statements included in the Company's Forms 10-Q during the 2001 fiscal year.

     Financial Information Systems Design and Implementation Fees. During the fiscal year ended October 31, 2001, AA provided no services and therefore billed no fees to the Company in connection with financial information systems design and implementation.

     All Other Fees. During the fiscal year ended October 31, 2001, AA billed the Company an aggregate of $129,000 for tax consulting and compliance services.

     The Audit Committee of the Board of Directors has determined that the provision of services by AA described in the preceding two paragraphs are compatible with maintaining AA's independence as the Company's principal accountant.

                               EXECUTIVE OFFICERS

     The executive officers and significant employees of the Company, their ages, positions held with the Company and length of time in such positions are set forth below. There are no family relationships between or among any of the named individuals. There are no arrangements or understandings between any of the named individuals and any other person or persons pursuant to which any of the named individuals are to be elected as officers.


          NAME AND AGE                         POSITIONS WITH COMPANY                   OFFICER SINCE
          ------------                         ----------------------                   -------------
     Jack R. Ingram                         Chairman of the Board, Chief                 July, 1990
     Age 58                                   Executive Officer and President

     Robert B. Wagner                       Chief Financial Officer,                     March, 1989
     Age 40                                   Vice President of Finance,
                                              Secretary, Treasurer and Director

     Larry N. Patterson                     Senior Vice President - Sales & Service      March, 2000
     Age 44

     Donald E. Reigel                       Regional Vice President, Sales - Central     June, 1995
     Age 45

     James J. Burke                         Regional Vice President, Sales - Western     September, 2000
     Age 57

     Sandra J. Connor                       Regional Vice President, Sales - Eastern     September, 2000
     Age 37

     Brief descriptions of the business experience of Messrs. Ingram and Wagner are set forth under the section of this Proxy Statement entitled "Election of Directors."

     MR. PATTERSON joined the Company in March 2000 and serves as Senior Vice President, Sales and Service. Prior to his employment with the Company, Mr. Patterson worked for Exxon Corporation and held various executive positions in Europe, Asia and Latin America with Exxon Company, International. He is a member of the American Management Association and is active in Organizational Development, Leadership Development and Investment Management activities. Mr. Patterson received his Bachelor of Science Degree in Engineering from Oklahoma State University.

     MR. REIGEL joined the Company in June 1993 as PBX Product Sales Manager. He was promoted to Vice President of Marketing and Sales in June 1995; became Vice President of Hospitality Sales in December, 1999; and is currently Regional Vice President, Sales - Central. Prior to his employment with the Company, Mr. Reigel served as a national accounts sales manager for WilTel Communications Systems. Mr. Reigel received his Bachelor of Science Degree in Business from the University of Colorado.

     MR. BURKE joined the Company in November 1999 in conjunction with the acquisition of USTI and is currently Regional Vice President, Sales - Western. Prior to his employment with the Company, he had been employed by USTI since August 1990 and served as the Western Region Sales Director and National Sales Director. Mr. Burke received his Bachelor of Science Degree in Business from Niagara University.

     MS. CONNOR joined the Company in September 2000 and is currently Regional Vice President, Sales - Eastern. Prior to her employment with the Company, Ms. Connor served in various sales and sales operations assignments at Lucent Technologies, most recently as Area Sales Vice President for the New England Region - Enterprise Networks Division. Ms. Connor received her Bachelor of Science Degree in Management from the University of Massachusetts, Lowell.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

                          COMPENSATION COMMITTEE REPORT


     The Compensation Committee is the focal point for senior management and the Board of Directors to address corporate compensation issues. The Committee's primary responsibility is to make recommendations to the Board regarding remuneration of executive officers and to evaluate the design and competitiveness of the Company's compensation plans. The Committee consists of three outside directors and the Company's independent outside counsel.

     Compensation Philosophy. The heart of the Company's compensation philosophy is the enhancement of shareholder value. Consequently, the interests of shareholders and the need to be competitive in recruiting and retaining quality managers and to motivate management to improve shareholder value drive the design of executive compensation programs. A primary component of the Company's compensation philosophy is to structure compensation programs so that a high percentage of remuneration is "at risk." Near term cash compensation reflects corporate performance and larger long-term incentives are tied directly to share value.

     Executive Compensation Program. Compensation for executive officers is comprised of base salary, competitive employee benefits, annual incentive compensation opportunity and long term incentive compensation in the form of stock options. Under the Company's incentive compensation program, the higher an executive's level of responsibility, the greater the portion of his compensation that will be dependent on performance.

     The Compensation Committee reviews executive compensation levels with respect to corporate and individual performance, as well as competitive pay practices. The Company's Human Resources Department assists the Committee in this analysis and, from time to time, the Committee retains the services of a third party compensation-consulting firm. In addition, the Committee considers general industry conditions, as well as the Company's recent recruiting experiences. From its review, the Committee believes the Company's executive compensation program to be generally competitive with similarly placed companies.

     The Committee reviews annually the base salaries of XETA's executive officers and recommends any adjustments it may deem appropriate for approval by the full Board of Directors. In its review, the Committee takes into account individual factors such as: experience, performance, both during the preceding twelve months and future potential, retention considerations and others issues particular to the executive and XETA.

     Additionally, the Committee considers the growth and performance of the Company as it assesses the market basis for executive salaries. Fiscal year 2001 was a difficult period of deteriorating market fundamentals for the entire industry, and XETA experienced accelerating downward pressure on revenues and cash flow beginning in the second quarter. The Company responded with an aggressive cost containment and reduction program. As part of this program, a general wage and salary freeze was instituted, and the compensation of all executive officers and directors was reduced. The CEO's salary was reduced by 25 percent, director's fees were lowered by 20 percent and the salaries of all other executive officers were reduced by 10 percent. The Company's financial performance in the fourth quarter was sufficient to allow the salaries of officers to be restored effective November 1, 2001. However, the CEO and Board compensation reduction and the wage and salary freeze remain in effect.

     During fiscal year 2001, the Company's incentive compensation program continued to operate under two plans instituted effective December 1, 1999: one for sales professionals and one for all other employees. The Employee Bonus Plan
(EBP) provides an annual incentive compensation opportunity for all employees, except those in sales. The purpose of the EBP, in regard to executives, is to provide an incentive to help XETA achieve its targeted financial objectives. Award levels under the plan are set so as to be competitive with annual incentives of other similarly successful high growth companies. However, no awards were made for fiscal year 2001 under the EPB, since the Company did not achieve the plan's threshold financial goals for the year. Furthermore, the Company has suspended the EPB for fiscal year 2002 until its business visibility improves meaningfully.

     However, the Company still believes it is essential to appropriately recognize the leadership and sacrifice during this difficult time of many of its key employees. To achieve that recognition, the Board authorized a small discretionary bonus pool ($157,500). From the pool, a total of $34,000 was awarded to three executives with the remaining $123,500 being distributed to numerous other key employees. In keeping with the Company's compensation philosophy, the Committee will continue to support this practice at current levels of profitability.

     The Company's sales executives are provided an annual incentive compensation opportunity under the compensation plan for all sales professionals. The purpose of this incentive compensation plan is to provide an incentive to the Company's sales force to help XETA achieve its targeted strategic and margin sales objectives. Award levels under the plan are set so as to be competitive with the market and are paid on a prorated basis. The awards paid to the Company's sales executives during fiscal year 2001 are tabulated in the Summary Compensation Table. The Committee believes the plan's provisions are consistent with XETA's executive compensation philosophy and that the plan has been effective for its stated purpose.

     As a long-term incentive, the Company grants options to purchase shares of Common Stock to executive officers and other key employees. These stock options have been awarded in two ways under plans approved by the Board of Directors. The first is under the shareholder approved stock option plans, and the second is through special grants of non-qualified options. Most of the grants are subject to a vesting period and carry a ten-year exercise term. During fiscal year 2001, the Company granted qualified incentive options for a total of 119,350 shares of which 50,000 were awarded to executives with the balance awarded to other employees. No grants of non-qualified options were awarded during the fiscal year.

     2001 CEO Compensation. During fiscal year 2001, Mr. Jack Ingram served as Chairman and CEO with Mr. Jon Wiese serving as Co-CEO from March 7 to June 12. Mr. Wiese also served as President until June 12 after which Mr. Ingram also assumed that office. Mr. Wiese served as Chief Strategist from June 12 until September 30. In their respective offices and until Mr. Wiese's resignation from the Company on September 30, their cash compensation package was identical. The package consisted of an annual base salary of $220,000, which was reduced to $165,000 as part of the salary reductions discussed earlier. Other than annual base salary, their compensation was consistent in all material aspects with the program for all other executive officers.

     Mr. Ingram and Mr. Wiese were provided an incentive compensation opportunity for fiscal 2001 under the Employee Bonus Plan. Their award level in the plan was set so as to be competitive with annual incentives of other surveyed companies and the Company's overall executive compensation philosophy. However, as stated earlier, no executive awards were made under the EBP for fiscal 2001. Additionally, Mr. Ingram declined participation in the discretionary bonus pool described above.

     As part of his original compensation package with the Company at the time of his employment in 1990, Mr. Ingram was granted options to purchase an aggregate of 200,000 shares of Common Stock. These options, which have been proportionately adjusted in number and exercise price in accordance with subsequent stock splits, were a special non-qualified grant approved by the Board of Directors with a 10-year exercise period. At this time these options are fully vested, and Mr. Ingram has exercised a portion of the shares, the bulk of which he currently holds. As of the end of fiscal year 2001, he has received no additional option grants since 1990. He has purchased the balance of his stock holdings in the Company on the open market.

     At the time of his employment in 1999, Mr. Wiese was granted options to purchase an aggregate amount of 200,000 shares of Common Stock. These options were also a special non-qualified grant approved by the Board of Directors with a 10-year exercise period and have been proportionally adjusted in number and exercise price for subsequent stock splits. At the time of his resignation, options for 580,000 shares were vested, but unexercised. The remaining options for 200,000 shares were not vested, and, under the terms of the grant, have been canceled.

     In evaluating the compensation package of the Company's CEO, the Committee considers such factors as XETA's strategic and financial performance, his compensation in relation to that of CEO's at other comparable companies, his personal contribution to the Company's success, and the Company's overall executive compensation philosophy. For fiscal year 2001, the Committee believes the compensation package of the CEO was consistent with the Company's objectives.

     Conclusion. The Compensation Committee believes the Company's executive compensation program has been consistent with the philosophy outlined in this report and has been effective overall in achieving its objectives during fiscal 2001. The Committee hereby submits this report to XETA's Board of Directors for approval.

                                          The Compensation Committee,

                                          Donald T. Duke, Chairman
                                          Ron B. Barber
                                          Robert D. Hisrich
                                          Ronald L. Siegenthaler

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are those named above in the Compensation Committee Report. There are no "interlocks" (as defined by the rules of the Securities and Exchange Commission) with respect to any member of the Compensation Committee of the Board of Directors. No member of this Committee was at any time during the 2001 fiscal year an officer or employee of the Company.

     No member of the Committee is a former officer or employee of the Company, except as follows: Mr. Barber served as Senior Vice President of the Company from August 17, 1987 to March 1991, and is a shareholder in the law firm of Barber & Bartz, a Professional Corporation, which serves as outside general counsel to the Company; and Mr. Siegenthaler served as Executive Vice President of the Company from July 1990 to March 1999.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and the next four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION         LONG TERM COMPENSATION
                                                  -------------------         ----------------------

   (a)                              (b)       (c)        (d)           (e)              (g)               (i)

NAME AND                                                                            COMMON STOCK         ALL
PRINCIPAL                                                                            UNDERLYING         OTHER
 POSITION                           YEAR    SALARY       BONUS        OTHER         OPTIONS(#)(1)   COMPENSATION(2)
---------                           ----   ---------   ---------   -----------      -------------   ---------------
Jack R. Ingram                      2001   $ 193,077   $      --   $   926,837(3)              --   $         3,684
     Chief Executive                2000     190,580          --       648,750(3)              --            12,800
     Officer                        1999      90,000     320,679       510,000(3)              --             6,400

Jon A. Wiese(6)                     2001     177,211          --            --                 --             8,012
     Former Co-CEO                  2000     190,580          --       176,250(3)              --             3,385
                                    1999      20,769      52,440            --                 --                --

Larry N. Patterson                  2001     130,192      12,500            --             50,000             6,396
     Senior Vice President 2000              100,481          --            --             40,000             2,904
     - Sales & Service              1999          --          --            --                 --                --

Donald E. Reigel                    2001      99,231      89,685       358,947(3)              --             6,497
     Regional Vice                  2000      98,009      53,596     1,744,459(5)          12,000               696
     President, Sales -             1999      75,000     354,475        93,158(4)              --             6,400
     Central

James J. Burke                      2001      96,346      89,685        11,327(4)              --             2,217
     Regional Vice                  2000      56,065          --       222,765(4)           8,600             3,678
     President, Sales -             1999          --          --            --                 --                --
     Western

Sandra J. Connor                    2001      97,310      99,502            --                 --             3,214
     Regional Vice                  2000      12,741      24,396            --              7,500                --
     President, Sales -             1999          --          --            --                 --                --
     Eastern

-----------------------------

(1)  Amounts shown reflect the 2-for-1 stock split effected in July 2000.

(2) Represents the Company's contributions to the employee's account under the Company's 401(k) plan.

(3) Represents the dollar value of the difference between the price paid for shares of the Company's common stock upon exercise of stock options and the market value of such stock on the date of exercise.

(4)  Represents sales commissions paid.

(5) $1,716,703 represents amount under footnote 3 above and $27,756 represents amount under footnote 4 above.

(6) Mr. Wiese is a former officer of the Company. He served as President until June 2001, Co-CEO from March 2001 to June 2001, and Chief Strategist from June 2001 to September 2001.

STOCK OPTIONS

     The following table sets forth certain information regarding stock options granted during the 2001 fiscal year to persons named in the Summary Compensation Table. No stock appreciation rights were granted during fiscal 2001.

                           OPTION GRANTS IN LAST YEAR

                                                                                              POTENTIAL
                                                                                         REALIZABLE VALUE AT
                                                                                           ASSUMED ANNUAL
                                                                                        RATES OF STOCK PRICE
                                                                                            APPRECIATION
                                 INDIVIDUAL GRANTS                                       FOR OPTION TERM(2)
--------------------- ---------------- --------------- --------------- -------------- --------------------------------
        (a)                 (b)             (c)             (d)             (e)              (f)                 (g)
                         NUMBER OF       % OF TOTAL
                        SECURITIES        OPTIONS
                        UNDERLYING       GRANTED TO     EXERCISE OR
                          OPTIONS       EMPLOYEES IN        BASE        EXPIRATION
        NAME            GRANTED (#)      FISCAL YEAR     PRICE ($/SH)      DATE(1)         5%($)           10%($)
--------------------- --------------   --------------- --------------- -------------  -------------   --------------
Jack R. Ingram                --              --              --               --              --               --
Jon A. Wiese                  --              --              --               --              --               --
Larry N. Patterson        50,000           41.89%           5.31          3/25/11        $166,972         $423,139
Donald E. Reigel              --              --              --               --              --               --
James J. Burke                --              --              --               --              --               --
Sandra J. Connor              --              --              --               --              --               --

---------------------------

(1) One-third of these options become exercisable on the first, second and third anniversaries of the date of grant and may be exercised at any time from and after such dates until the tenth anniversary of the date of grant.

(2) The potential realizable value is based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of the grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals. Actual gains, if any, are dependent on the actual future performance of the Company's stock and no gain to the optionee is possible unless the stock price increases over the option term.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information regarding stock options exercised during the 2001 fiscal year by persons named in the Summary Compensation Table and the number and value of unexercised options held by such persons as of the fiscal year-end. The Company has not granted stock appreciation rights.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                              FY-END OPTION VALUES

           (a)                     (b)              (c)                   (d)                           (e)
                                                                   NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                                                  OPTIONS AT FY-END (#)            AT FY-END ($)(2)
                                                               ----------------------------  --------------------------
                            SHARES ACQUIRED    VALUE REALIZED
         NAME                ON EXERCISE(#)       ($)(1)       EXERCISABLE    UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
         ------------------ ---------------    --------------  -----------    -------------  -----------  -------------
         Jack R. Ingram         135,000           $926,837         365,000               --  $ 1,327,605             --
         Jon A. Wiese                --                 --         580,000               --           --             --
         Larry N. Patterson          --                 --          36,668           63,332           --             --
         Donald E. Reigel        46,000           $358,947          65,400           12,000  $   210,425             --
         James J. Burke              --                 --           3,000            5,600           --             --
         Sandra J. Connor            --                 --           7,500               --           --             --

         ------------------------------------

         (1) Value is based upon the difference between the fair market value of the securities underlying the options on the date of exercise and the exercise price.

         (2) Based upon the difference between the fair market value of the securities underlying the options at fiscal year-end ($3.60 per share) and the exercise price.

EMPLOYMENT AGREEMENTS

     Following is a description of employment agreements which the Company has with certain officers named in the Summary Compensation Table.

     The Company entered into a letter agreement with Mr. Reigel upon his employment with the Company in June 1995, which set forth his compensation and certain other terms of his employment. Under the current terms of Mr. Reigel's compensation agreement, as amended, his base salary (commencing December 1, 1999) is $100,000 and his incentive bonus compensation is set pursuant to the incentive compensation plan adopted by the Company for its sales professionals (as described in the Compensation Committee Report). The letter agreement also imposes certain non-solicitation restrictions upon Mr. Reigel.

                              RELATED TRANSACTIONS

     Mr. Barber is a shareholder in the law firm of Barber & Bartz, a Professional Corporation, which serves as outside general counsel to the Company. During the fiscal year ended October 31, 2001, the Company paid or accrued legal fees to Barber & Bartz in the approximate amount of $385,500.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of (i) Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, (ii) Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and (iii) written representations made to the Company by its directors and officers, the Company knows of no director, officer, or beneficial owner of more than ten percent of the Company's Common Stock who has failed to file on a timely basis reports of beneficial ownership of the Company's Common Stock as required by Section 16(a) of the Securities Exchange Act of 1934, as amended, except as follows: Mr. Hisrich was late in filing his Statements of Changes in Beneficial Ownership on Form 4 for the month of February 2001. Mr. Jon Wiese, former President and Co-CEO of the Company, was late in filing his Statement of Changes in Beneficial Ownership on Form 4 for the month of August 2001.

                             STOCK PERFORMANCE GRAPH

     The graph depicted below shows the Company's stock price as an index assuming $100 invested on November 1, 1996, along with the composite prices of companies listed in the SIC Code (Telephone, Telegraph Apparatus) Index and the NASDAQ Market Index.


                              [PERFORMANCE GRAPH]


                                         1996        1997        1998         1999         2000        2001
                                       --------    --------    --------     --------     --------    --------
              XETA TECHNOLOGIES          100.00      253.33      236.67       518.34       576.69      192.00
               SIC CODE INDEX            100.00      132.68      117.67       237.52       269.65       69.43
             NASDAQ MARKET INDEX         100.00      131.06      148.19       244.59       287.67      144.26



     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

                              SHAREHOLDER PROPOSALS

     Under regulations of the Securities and Exchange Commission, shareholders are entitled to submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company in accordance with those regulations. In order for shareholder proposals for the Company's next annual meeting to be eligible for consideration for inclusion in the proxy statement and proxy relating to such meeting, they must be received by the Company no later than October 7, 2002. Such proposals should be directed to XETA Technologies, Inc., 1814 West Tacoma, Broken Arrow, Oklahoma 74012, Attention:
CEO.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.


                       By Order of the Board of Directors


                              /s/ Robert B. Wagner

                                Robert B. Wagner
                                    Secretary


Broken Arrow, Oklahoma
February 22, 2002

                                   Appendix A
                             XETA TECHNOLOGIES, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 March 28, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jack R. Ingram and Robert B. Wagner, or either of them, as proxies and attorneys for the undersigned (with full power to act alone and to designate substitutions), hereby revoking any prior Proxy, and hereby authorizes them to represent the undersigned and to vote as designated below, all the shares of Common Stock of XETA Technologies, Inc. held of record by the undersigned on February 1, 2002 at the Annual Meeting of Shareholders to be held March 28, 2002, or any adjournment or postponement thereof.

1.   ELECTION OF DIRECTORS:  [ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY

                RON B. BARBER, DONALD T. DUKE, ROBERT D. HISRICH, JACK R. INGRAM,
                       RONALD L. SIEGENTHALER, AND ROBERT B. WAGNER

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

================================================================================


2. PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE 2002 FISCAL YEAR.

                    [ ] For       [ ] Against     [ ] Abstain

                            (continued on other side)

3. IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE TWO FOREGOING PROPOSALS.

------------------------------------       -------------------------------------
(Signature)                                (Print Name)

------------------------------------       -------------------------------------
(Signature)                                (Print Name)

     NOTE: Signature(s) should follow exactly as your name appears on your stock certificate. In case of joint ownership each owner should sign. Executors, administrators, guardians, trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

     Dated:                             , 2002.
             ---------------------------